UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment #1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2017

Weyland Tech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

198 Wellington Street,
8/F The Wellington,
Central, Hong Kong SAR.
(Address, including zip code, of principal executive offices)

Registrant’s phone number, with area code	+852 9316 6780

                       N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The sole purpose of this Amendment No. 1 to Weyland Tech, Inc.'s Periodic Report on Form 8-K, as filed with the Securities and Exchange Commission on May 9, 2017, in the form of a Form 8-K/A (Amendment No. 1) is to furnish unredacted Exhibit 10.1.  No other changes have been made to the Form 8-K.  This Amendment No. 1 does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way the additional disclosures made in the original Form 8-K.

Item 1.01.  Entry into Material Definitive Agreements.

On May 1, 2017, Weyland Tech, Inc. (the "Company"), a provider of mobile business applications announces that it has signed a definitive Share Purchase Agreement with Escape Pixel, a provider of Web Development, Mobile Development, & Digital Customized Solutions, based in Singapore and Yangon Myanmar. The terms of the agreement are confidential. Following the closing of the transaction, Escape Pixel will become a wholly-owned subsidiary of the Company.

On May 1, 2017, the Company signed a software development agreement with Faith United Technology LTD, a Hong Kong based software developer. Weyland Tech and Faith United are collaborating on Online-to-Offline (“O2O”) applications initially targeting the food service industry. Weyland Tech believes O2O solutions allow merchants to reach online buyers that are not directly served by Third Party Logistics providers (“3PL”) but can reach more centralized physical locations for pick-up.

Item 9.01.  Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1	Share Purchase Agreement dated May 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: August 6, 2018	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO